Exhibit 99.1

Red Hat Reports Fourth Quarter and Fiscal Year 2013 Results

  Fourth quarter revenue of $348 million, up 17% year-over-year; full fiscal year revenue of $1.33 billion, up 17% year-over-year
  Fourth quarter subscription revenue of $303 million, up 19% year-over-year; full fiscal year subscription revenue of $1.15 billion, up 19% year-over-year
  Fourth quarter operating cash flow of $137 million, up 7% year-over-year; full fiscal year operating cash flow of $465 million, up 19% year-over-year
  Year-end deferred revenue balance exceeds a billion dollars, up 15% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--March 27, 2013--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal fourth quarter and fiscal year ended February 28, 2013.

Total revenue for the quarter was $348 million, an increase of 17% in U.S. dollars from the year ago quarter, or 18% measured in constant currency. Constant currency references in this release are as detailed in the tables below. Subscription revenue for the quarter was $303 million, up 19% in U.S. dollars year-over-year, or 20% measured in constant currency. For the full fiscal year 2013, total revenue was $1.33 billion, up 17% in U.S. dollars year-over-year, or 20% measured in constant currency, and subscription revenue was $1.15 billion, up 19% in U.S. dollars year-over-year, or 22% measured in constant currency.

“For FY13, the growth drivers in our business remained intact, driving record annual revenue, billings proxy and total backlog up 17%, 14% and over 19% year-over-year, respectively. Within total backlog, the value of customer contracts to be billed in the future and not reflected in our financial statements increased to over $280 million, or up over 40%, as customers increased their commitments to Red Hat technologies in the data center,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “We continued to see momentum with large deals in Q4, closing a record number of deals in excess of $5 million and $10 million. We now provide solutions to over 90% of Fortune 500 companies as well as tens of thousands of smaller companies. New customer additions coupled with renewing and up-selling our existing customer base enabled us to exceed the billion dollar milestone in both subscription revenue and deferred revenues for the first time.”

GAAP operating income for the fourth quarter and the full fiscal year 2013 was $50 million and $201 million, respectively. GAAP operating margin was 14.4% in the fourth quarter and 15.1% for the full year. After adjusting for stock compensation, amortization expenses and certain facility exit costs, as detailed in the tables below, non-GAAP operating income for the quarter was $84 million, or a 24.0% operating margin. Full year non-GAAP operating income was $326 million and full year non-GAAP operating margin was 24.6%.

GAAP net income for the fourth quarter was $43 million, or $0.22 per diluted share, compared with $35 million, or $0.18 per diluted share, for the prior quarter and $36 million, or $0.18 per diluted share, in the year ago quarter. Non-GAAP adjusted net income for the fourth quarter was $70 million, or $0.36 per diluted share, after adjusting for stock compensation and amortization expenses, as detailed in the tables below. This compares to non-GAAP adjusted net income of $57 million, or $0.29 per diluted share in the prior quarter, and $57 million, or $0.29 per diluted share in the year ago quarter. Both the GAAP and non-GAAP results for the fiscal 2013 fourth quarter benefited by approximately $0.03 per share as a result of the retroactive reinstatement in January 2013 of the U.S. research tax credit.

For the full year, GAAP net income was $150 million or $0.77 per diluted share, compared with $147 million or $0.75 per diluted share in the prior year. After adjusting for stock compensation, amortization expenses and certain facility exit costs, as detailed in the tables below, non-GAAP adjusted net income for the year was $240 million or $1.23 per diluted share, compared to $216 million or $1.10 per diluted share for the previous fiscal year.

Operating cash flow totaled $137 million for the fourth quarter and $465 million for the full year. At the end of the fiscal year, the company’s total deferred revenue balance was $1.09 billion, an increase of 15% on a year-over-year basis and 10% sequentially. Cash and investments at February 28, 2013 totaled $1.32 billion after repurchasing approximately 687 thousand shares of common stock in the fourth quarter for approximately $36 million. For fiscal year 2013, Red Hat repurchased approximately 2.3 million shares, or approximately $121 million of common stock.

“During fiscal year 2013, we invested aggressively in new product areas such as storage, cloud computing, management and big data through new internal initiatives and three acquisitions in the second half of the fiscal year. Despite these investments, we generated over 9% year-over-year growth in non-GAAP operating income and 19% full year operating cash flow growth,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “These investments enhance our strategic position in the data center and increase our addressable market.”

The billings proxy, which we define as total revenue plus the change in deferred revenue as reflected on the Consolidated Statement of Cash Flows, was $1.49 billion for the fiscal year 2013 compared with $1.31 billion for the prior fiscal year, an increase of 14%. Total backlog for fiscal year 2013 was in excess of $1.37 billion or up over 19% year-over-year. We define total backlog as the value of non-cancellable subscription and service contracts, including total deferred revenue, which is billed, plus the value of customer contracts to be billed in the future not reflected in our financial statements. The portion of total backlog to be billed in the future not reflected in our financial statements was in excess of $280 million as of February 28, 2013, compared with in excess of $200 million for the fiscal year ending February 29, 2012, up over 40% year-over-year.

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending; the effects of industry consolidation; the ability of the Company to compete effectively; the integration of acquisitions and the ability to market successfully acquired technologies and products; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat, Inc. Red Hat, the Shadowman logo and JBoss are registered trademarks of Red Hat, Inc. in the U.S. and other countries. Linux is a registered trademark of Linus Torvalds.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2013	2012	2013	2012 (1)
Revenue:

Subscriptions	$302,783	$255,167	$1,148,341	$965,575
Training and services	45,101	41,844	180,476	167,528

Total subscription, training and services revenue	347,884	297,011	1,328,817	1,133,103

Cost of revenue:

Subscriptions	22,400	17,360	80,340	66,237
Training and services	31,203	26,912	120,260	112,311

Total cost of subscription, training and services revenue	53,603	44,272	200,600	178,548

Total gross profit	294,281	252,739	1,128,217	954,555

Operating expense:
Sales and marketing	136,314	115,018	514,554	419,635
Research and development	71,248	55,147	263,150	208,662
General and administrative	36,487	34,069	146,333	126,345
Facility exit costs	-	-	3,142	-

Total operating expense	244,049	204,234	927,179	754,642

Income from operations	50,232	48,505	201,038	199,913
Interest income	1,861	2,279	8,245	8,418
Other income (expense), net	(34)	(155)	469	(322)

Income before provision for income taxes	52,059	50,629	209,752	208,009
Provision for income taxes	9,086	14,661	59,548	61,383

Net income	$42,973	$35,968	$150,204	$146,626

Net income per share:
Basic	$0.22	$0.19	$0.78	$0.76
Diluted	$0.22	$0.18	$0.77	$0.75

Weighted average shares outstanding:
Basic	193,207	193,117	193,147	193,151
Diluted	195,133	195,879	195,804	196,451

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS

(In thousands)

ASSETS
	February 28,	February 29,
	2013	2012 (1)
	(Unaudited)
Current assets:
Cash and cash equivalents	$487,084	$549,217
Investments in debt and equity securities	392,381	264,298
Accounts receivable, net	302,942	255,180
Deferred tax assets, net	88,765	69,765
Prepaid expenses	94,421	81,266
Other current assets	3,156	1,629

Total current assets	1,368,749	1,221,355

Property and equipment, net	141,586	92,065
Goodwill	690,911	591,563
Identifiable intangibles, net	142,243	100,638
Investments in debt securities	438,908	446,838
Other assets, net	31,263	38,640

Total assets	$2,813,660	$2,491,099

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$154,202	$114,078
Deferred revenue	830,486	711,408
Other current obligations	1,024	819

Total current liabilities	985,712	826,305

Long term deferred revenue	259,466	235,328
Other long term obligations	48,321	30,649
Stockholders' equity:
Common stock	23	23
Additional paid-in capital	1,802,899	1,709,082
Retained earnings	541,880	391,676
Treasury stock, at cost	(816,674)	(696,012)
Accumulated other comprehensive loss	(7,967)	(5,952)

Total stockholders' equity	1,520,161	1,398,817

Total liabilities and stockholders' equity	$2,813,660	$2,491,099

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2013	2012	2013	2012 (1)

Cash flows from operating activities:
Net income	$42,973	$35,968	$150,204	$146,626
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	17,568	13,094	62,341	51,372
Share-based compensation expense	25,954	23,557	98,698	79,267
Deferred income taxes	10,101	9,477	39,849	45,702
Excess tax benefits from share-based payment arrangements	(6,319)	(5,633)	(34,219)	(29,931)
Net amortization of bond premium on available-for-sale debt securities	1,795	1,970	6,889	6,518
Other	(233)	(636)	(2,626)	(1,186)
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(47,447)	(46,981)	(46,913)	(70,410)
Prepaid expenses	(10,411)	(12,866)	(14,726)	(19,190)
Accounts payable and accrued expenses	(2,612)	(11,060)	40,196	5,986
Deferred revenue	106,059	120,688	162,574	176,855
Other	(541)	433	3,030	274

Net cash provided by operating activities	136,887	128,011	465,297	391,883

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(244,341)	(231,958)	(875,428)	(962,974)
Proceeds from sales and maturities of available-for-sale debt securities	153,779	213,318	741,301	791,585
Acquisition of business, net of cash acquired	(104,262)	-	(135,501)	(135,210)
Purchase of other intangible assets	(1,927)	(1,104)	(34,367)	(5,349)
Purchase of property and equipment	(21,119)	(14,974)	(85,671)	(46,269)
Other	353	633	617	(643)

Net cash used in investing activities	(217,517)	(34,085)	(389,049)	(358,860)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	6,319	5,633	34,219	29,931
Proceeds from exercise of common stock options	668	1,259	11,478	16,812
Purchase of treasury stock	(35,761)	(76,268)	(120,662)	(133,220)
Payments related to net settlement of employee share-based compensation awards	(4,373)	(4,229)	(49,984)	(36,332)
Payments on other borrowings	(335)	(267)	(1,016)	(1,027)

Net cash used in financing activities	(33,482)	(73,872)	(125,965)	(123,836)

Effect of foreign currency exchange rates on cash and cash equivalents	(4,715)	2,498	(12,416)	(2,600)
Net increase (decrease) in cash and cash equivalents	(118,827)	22,552	(62,133)	(93,413)
Cash and cash equivalents at beginning of the period	605,911	526,665	549,217	642,630

Cash and cash equivalents at end of period	$487,084	$549,217	$487,084	$549,217

(1) Derived from audited financial statements

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2013	2012	2013	2012

Cost of revenue	$2,656	$2,003	$9,433	$7,880
Sales and marketing	8,944	6,231	32,906	25,060
Research and development	7,606	7,126	29,647	21,570
General and administration	6,748	8,197	26,712	24,757
Total share-based compensation expense	$25,954	$23,557	$98,698	$79,267

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2013	2012	2013	2012

Cost of revenue	$2,695	$670	$5,943	$3,533
Sales and marketing	2,144	2,473	8,416	8,348
Research and development	959	940	3,836	4,194
General and administration	1,528	1,058	5,328	3,674
Total amortization of intangible assets expense	$7,326	$5,141	$23,523	$19,749

Facility exit costs included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2013	2012	2013	2012

Facility exit costs	-	-	$3,142	-

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2013	2012	2013	2012

GAAP net income	$42,973	$35,968	$150,204	$146,626

Provision for income taxes	9,086	14,661	59,548	61,383

GAAP income before provision for income taxes	$52,059	$50,629	$209,752	$208,009

Add: Non-cash share-based compensation expense	25,954	23,557	98,698	79,267
Add: Amortization of intangible assets	7,326	5,141	23,523	19,749
Add: Facility exit costs	-	-	3,142	-

Non-GAAP adjusted income before provision for income taxes	$85,339	$79,327	$335,115	$307,025

Provision for income taxes (1)	15,213	22,082	95,139	90,603

Non-GAAP adjusted net income (basic and diluted)	$70,126	$57,245	$239,976	$216,422

Non-GAAP adjusted net income per share:
Basic	$0.36	$0.30	$1.24	$1.12
Diluted	$0.36	$0.29	$1.23	$1.10

(1) Provision for income taxes:
Non-GAAP adjusted net income before income tax provision	$85,339	$79,327	$335,115	$307,025
Estimated annual effective tax rate	17.8%	27.8%	28.4%	30.2%
Non-GAAP provision for income taxes before discrete tax benefit	$15,213	$22,082	$95,139	$92,668
Discrete tax benefit	-	-	-	2,065
Provision for income taxes on Non-GAAP adjusted net income	$15,213	$22,082	$95,139	$90,603

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2013	2012	2013	2012

GAAP gross profit	$294,281	$252,739	$1,128,217	$954,555

Add: Non-cash share-based compensation expense	2,656	2,003	9,433	7,880
Add: Amortization of intangible assets	2,695	670	5,943	3,533

Non-GAAP gross profit	$299,632	$255,412	$1,143,593	$965,968

Non-GAAP gross margin	86%	86%	86%	85%

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2013	2012	2013	2012

GAAP operating expenses	$244,049	$204,234	$927,179	$754,642

Deduct: Non-cash share-based compensation expense	(23,298)	(21,554)	(89,265)	(71,387)
Deduct: Amortization of intangible assets	(4,631)	(4,471)	(17,580)	(16,216)
Deduct: Facility exit costs	-	-	(3,142)	-

Non-GAAP adjusted operating expenses	$216,120	$178,209	$817,192	$667,039

	Three Months Ended		Twelve Months Ended
	February 28,	February 29,	February 28,	February 29,
	2013	2012	2013	2012

GAAP operating income	$50,232	$48,505	$201,038	$199,913

Add: Non-cash share-based compensation expense	25,954	23,557	98,698	79,267
Add: Amortization of intangible assets	7,326	5,141	23,523	19,749
Add: Facility exit costs	-	-	3,142	-

Non-GAAP adjusted operating income	$83,512	$77,203	$326,401	$298,929

Non-GAAP adjusted operating margin	24.0%	26.0%	24.6%	26.4%

	Three Months Ended
	February 28,	February 29,	Year-Over-Year
	2013	2012	Growth Rate

GAAP subscription revenue	$302,783	$255,167	18.7%
Adjustment for currency impact	2,957	-
Non-GAAP subscription revenue on a constant currency basis	$305,740	$255,167	19.8%

GAAP training and services revenue	$45,101	$41,844	7.8%
Adjustment for currency impact	308	-
Non-GAAP training and services revenue on a constant currency basis	$45,409	$41,844	8.5%

GAAP total subscription, training and services revenue	$347,884	$297,011	17.1%
Adjustment for currency impact	3,265	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$351,149	$297,011	18.2%

	Twelve Months Ended
	February 28,	February 29,	Year-Over-Year
	2013	2012	Growth Rate

GAAP subscription revenue	$1,148,341	$965,575	18.9%
Adjustment for currency impact	28,220	-
Non-GAAP subscription revenue on a constant currency basis	$1,176,561	$965,575	21.9%

GAAP training and services revenue	$180,476	$167,528	7.7%
Adjustment for currency impact	4,667	-
Non-GAAP training and services revenue on a constant currency basis	$185,143	$167,528	10.5%

GAAP total subscription, training and services revenue	$1,328,817	$1,133,103	17.3%
Adjustment for currency impact	32,887	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$1,361,704	$1,133,103	20.2%

CONTACT:
Red Hat, Inc.
Media Contact:
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com